                                                                   Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors


  We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1994 Stock Option Plan, As Amended of Business Objects, S.A. of our report dated January 23, 1998, with respect to the consolidated financial statements and schedule of Business Objects, S.A. included in its Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.



                                         ERNST & YOUNG LLP


San Jose, California
October 9, 1998

                                       1